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                                                                  EXHIBIT 23.11

                      CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
CMGI, Inc.


We consent to the use of our reports included and incorporated by reference herein and to the reference to our firm under the headings "Experts" and "Amendment to Tax Indemnification Agreement" in the prospectus.

/s/ KPMG LLP
KPMG LLP

Boston, Massachusetts
March 9, 2000